EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-06435, No. 333-105219, No 333-125833, No. 333-132767, No. 333-132768 and Post-Effective Amendment No. 1 to 333-132768 on Form S-8 and Registration Statement No. 333-127213 on Form S-3 of our reports dated November 29, 2007, relating to the consolidated financial statements of Lee Enterprises, Incorporated and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans) and the effectiveness of Lee Enterprises, Incorporated and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Lee Enterprises, Incorporated and subsidiaries for the year ended September 30, 2007.

/S/ DELOITTE & TOUCHE LLP

Davenport, Iowa

November 29, 2007